UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 3, 2008
(October 31, 2008)

Commission	Name of Registrants, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

002-97230	Texas-New Mexico Power Company	75-0204070
(A Texas Corporation)
4100 International Plaza
P.O. Box 2943
Fort Worth, Texas 76113
(817) 731-0099
______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01   Entry Into a Material Definitive Agreement

As previously reported, (1) on March 7, 2008, Texas-New Mexico Power Company (“TNMP”), an indirect wholly owned subsidiary of PNM Resources, Inc. (“PNMR”), entered into a $150 million term loan credit agreement (“Previous Term Loan Credit Agreement”), with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and JP Morgan and Union Bank of California, N.A. (“UBOC”), as lenders; (2) on May 15, 2008, TNMP entered into a credit agreement (“TNMP Revolving Credit Agreement”) with eight initial lenders party thereto, JPMorgan, as administrative agent, and UBOC, as syndication agent, which provided TNMP with a revolving credit facility of up to $200 million; and (3) in October 2008, TNMP repaid the entire $150 million principal amount owed under the Previous Term Loan Credit Agreement, along with accrued interest, with the proceeds of advances under the TNMP Revolving Credit Agreement.

On October 31, 2008, TNMP entered into a new $100 million term loan credit agreement (“New Term Loan Credit Agreement”).  Other parties to the New Term Loan Credit Agreement include UBOC, as administrative agent, and UBOC and JPMorgan, as lenders.  The New Term Loan Credit Agreement is described in Item 2.03 of this report, which is incorporated by reference into this Item 1.01.  A copy of the New Term Loan Credit Agreement is filed as Exhibit 10.1 to this Form 8-K.

The agent and lender parties to the New Term Loan Credit Agreement perform normal banking and investment banking and advisory services for TNMP and its affiliates from time to time for which they have received customary fees and expenses.

In addition, in connection with entering into the New Term Loan Credit Agreement, the TNMP Revolving Credit Agreement has been amended in certain respects by an Amendment No. 1 (“Amendment 1”).  Amendment 1 was entered into by the parties thereto on October 31, 2008.  The purpose of Amendment 1 was to modify certain covenants in the TNMP Revolving Credit Agreement to accommodate the terms of the New Term Loan Credit Agreement and other proposed future financings by TNMP.  A copy of Amendment 1 is filed as Exhibit 10.2 to this Form 8-K.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The New Term Loan Credit Agreement permits TNMP to borrow up to $100 million in a single draw on any date after January 1, 2009 but on or prior to January 15, 2009 (the “Funding Date”).  Borrowings must be repaid under the New Term Loan Credit Agreement by March 30, 2009, unless extended.  The New Term Loan Credit Agreement includes six-month extension options that are subject to approval by the lenders.  TNMP must pay a commitment fee prior to the Funding Date and interest from time to time thereafter.  If no borrowings occur by January 15, 2009, the commitments under the New Term Loan Credit Agreement will expire on that date.

Borrowings under the New Term Loan Credit Agreement are conditioned on certain customary conditions precedent, including the ability of TNMP to make certain representations as of the Funding Date.  In addition, in the event that the aggregate committed amount from lenders under the New Term Loan Credit Agreement on the Funding Date is less than $150 million, borrowings under the New Term Loan Credit Agreement also will be conditioned on PNMR providing funds to TNMP equal to the difference between $150 million and such aggregate committed amount under the New Term Loan Credit Agreement.  All borrowings under the New Term Loan Credit Agreement must be used to finance the redemption of TNMP’s 6.25% senior unsecured notes due January 15, 2009.

The New Term Loan Credit Agreement includes customary covenants, including a requirement for TNMP not to exceed a maximum consolidated debt-to-consolidated capitalization ratio.  The New Term Loan Credit Agreement also includes customary events of default.  The New Term Loan Credit Agreement has a cross default provision and a change of control default provision.  If an event of default occurs, the administrative agent may, or upon the request and direction of lenders holding a specified percentage of the commitments or loans shall, terminate the obligations of the lenders to make loans under the New Term Loan Credit Agreement and/or declare the obligations outstanding under the New Term Loan Credit Agreement to be due and payable. Such termination and acceleration will occur automatically in the event of an insolvency or bankruptcy default.  The New Term Loan Credit Agreement did not require state regulatory approval.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number       Exhibit

10.1	Credit Agreement, dated as of October 31, 2008, among TNMP, as borrower, UBOC, as administrative agent and as a lender, and JPMorgan, as a lender, filed herewith.
10.2
 Amendment No. 1 to TNMP Credit Agreement, dated as of May 15, 2008, entered into as of October 31, 2008 among TNMP, as borrower, JPMorgan as administrative agent, and the lenders named therein, filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. TEXAS-NEW MEXICO POWER COMPANY
(Registrants)

Date: November 3, 2008	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)